Exhibit T3F

Reconciliation and Tie Between Trust Indenture Act of 1939

and

Indenture

Trust Indenture Act Section	Indenture Section
310 (a) (1)	6.9
310 (a) (2)	6.9
310 (a) (3)	Not Applicable
310 (a) (4)	Not Applicable
310 (a) (5)	6.9
310 (b)	6.8, 6.10
311 (a)	6.13
311 (b)	6.13
312 (a)	7.1
312 (b)	7.2
312 (c)	7.2
313 (a)	7.3
313 (b)	7.3
313 (c)	7.3
313 (d)	7.3
314 (a)	7.4
314 (a) (4)	1.3
314 (b)	Not Applicable
314 (c) (1)	1.3
314 (c) (2)	1.3
314 (c) (3)	Not Applicable
314 (d)	Not Applicable
314 (e)	1.3
315 (a)	6.1(a)
315 (b)	1.6, 6.2
315 (c)	6.1(b)
315 (d)	6.1
315 (e)	1.2
316 (a)	5.11
316 (a) (1) (A)	5.11
316 (a) (1) (B)	5.12
316 (a) (2)	Not Applicable
316 (b)	5.7
316 (c)	5.11
317 (a) (1)	5.2
317 (a) (2)	5.3
317 (b)	9.3
318 (a)	1.2